UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2006

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 30, 2006, the Company issued a press release announcing that it has completed an amendment to its credit agreement with GE Commercial Finance's Corporate Lending business as part of management's strategy to reduce the Company's cost of funds. The amended terms lower Gottschalks' overall interest expense and expand the loan facility. The amended facility also provides a mutual option for the Company to extend the maturity date of the agreement to March 1, 2011. The amended terms provide for the inclusion of four owned properties in the revolving credit facility following the completion of a mortgage refinancing. These properties currently carry remaining mortgages totaling approximately $16.4 million at a 9.4% interest rate and inclusion in the revolver would enable Gottschalks to reduce the interest rate to the low 6.0% range. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99-1	Press Release dated January 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

February 1, 2006	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

February 1, 2006	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
99-1	Press Release dated January 30, 2006. Also provided in PDF format as a courtesy.